Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into and made effective as of the 1st day of July, 2006 (the “Effective Date”), by and between CALIBER DEVELOPMENT COMPANY LLC, a Delaware limited liability company (the “Landlord”), and DIAMONDBACK-QUANTUM LLC, an Oklahoma limited liability company (the “Tenant”).

WITNESSETH:

WHEREAS, the Landlord owns certain real property and improvements situated thereon physically located on South Thomas Road in Oklahoma City, Oklahoma County, Oklahoma, consisting of 2.3674 acres, more or less, and more particularly described in Exhibit “A” attached to and made a part of this Lease (the “Property”); and

WHEREAS, the Landlord desires to lease to the Tenant, and the Tenants desires to lease from the Landlord, the Property subject to the terms and conditions described in this Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Landlord and the Tenant agree as follows:

1. LEASE. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Property, subject to the terms and conditions described in this Lease. So long as the Tenant is not in default under this Lease, the Landlord covenants that the Tenant shall peacefully and quietly have, hold and enjoy the Property during the Term.

2. TERM. The initial term of this Lease shall be for a period of ten (10) years commencing from the Effective Date (the “Initial Term”) unless earlier terminated in accordance with the terms and conditions described in this Lease.

2.1 Extension Term. The Tenant shall have the right to extend the Initial Term for up to one (1) additional Five (5) year period (an “Extension Term” and collectively with the Initial Term and extension term being collectively referred to as the “Term”) following the expiration of the Initial Term by providing the Landlord with written notice of the exercise of such right at least thirty (30) days prior to the expiration of the Initial Term. In the event the Tenant does not exercise its right to the Extension Term, then this Lease shall expire effective as of the expiration date of the Initial Term.

2.2 Terms and Conditions. All terms and conditions in this Lease shall remain in force and effect during the Term unless otherwise agreed to in writing between the Landlord and the Tenant.

3. RENT. In exchange for the leasehold rights and interests in and to the Property granted to the Tenant under this Lease, the Tenant agrees to pay to the Landlord rent in the monthly amount of $1,518.89 for the Property (the “Rent”) during the Term. The Rent shall be paid on a monthly basis in advance by the first day of each month during the Term. Payment of the Rent shall be made to the Landlord at 14313 N. May Ave, Suite 100, Oklahoma City, Oklahoma 73134, or such other place as the Landlord may designate in writing.

3.1 Rental Increase Following Landlord Funded Improvement. Immediately following the completion of additional improvements in accordance with the plans and specifications approved by the parties, if any, Tenant agrees to pay Landlord an increased rental amount established by the Landlord. Said increase shall be based on the actual cost of improvements requested by the Tenant and paid by the Landlord.

4. DEPOSITS. No deposit of any kind will be required in connection with this Lease.

5. TITLE. No right, title or interest in or to the Property or the Property shall pass to or otherwise be acquired by the Tenant other than the rights described in this Lease.

6. USE OF PROPERTY. During the Term, the Tenant shall not use the Property for any illegal purposes or in violation of any applicable laws or regulations of any governmental body or authority. The Tenant shall not commit or cause any waste, or allow any waste to be committed or caused, on the Property or violate any laws with respect to the Property. Further, the Tenant shall operate its business in a way to conform to all applicable health and safety standards.

7. ANIMALS. Except for guide, signal or service dogs in use by a blind, deaf or physically handicapped person or a watch dog used by the Tenant, no animals shall be allowed, even temporarily, anywhere in or on the Property without the Landlord’s prior written consent, which consent may be withheld, conditioned or delayed at the Landlord’s discretion.

8. UTILITIES AND SERVICES. The Tenant shall be solely obligated and responsible for, and shall timely pay, all charges for utilities to the Property, if any, including, but not limited to, the following: water, garbage, gas, electricity, telephone, cable, fuel, light, power, sewer and any other utility or service.

9. TAXES. During the Term, the Tenant shall be solely obligated and responsible to timely pay all taxes, assessments and charges against or involving the Property and the Tenant’s personal property on the Property, and upon payment shall provide a copy of the receipt or other proof of payment to Landlord.

10. ACCESS. During the Term, the Tenant shall allow the Landlord and its employees, agents and representatives access to the Property at all reasonable times for the purpose of inspecting the Property and any other purpose not inconsistent with this Lease.

11. ALTERATIONS. The Tenant shall not make any material alterations, additions, installations, repairs or improvements to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any permitted material alterations shall be performed in a good and workmanlike quality and condition, and all costs and expenses shall be the sole obligation of, and shall be timely paid by, the Tenant, unless otherwise agreed to in writing. Any such permitted alterations shall be in compliance with all applicable city, state and federal ordinances, regulations and codes and shall comply with all applicable health and safety requirements. If during the Term, an ordinance, regulation, code provision or other requirement applicable to the Property changes so as to require any additional expenditure in order to achieve compliance, such expenditure shall be paid for by the Tenant. The Tenant shall obtain any and all necessary permits for any such permitted alterations prior to commencing the same. Upon completion, the same shall be inspected, as appropriate or as required, by the appropriate officials. Any deficiencies and/or violations identified or noted by such officials shall be repaired, replaced and/or remedied by the Tenant at the Tenant’s sole expense and in the time frame required by such official related to such deficiency or violation or otherwise within a reasonable time frame. Any such permitted alterations made to the Property shall remain the sole property of the Landlord upon the expiration or termination of this Lease, and the Tenant shall not be entitled to reimbursement or offset for the same; provided, that the Tenant shall have the right to remove its fixtures and other property within a reasonable time following the expiration or termination of this Lease, provided they can be removed without damage to the property. Any damage caused must be repaired by the Tenant. In the event that any liens or other encumbrances are filed against the Property related to or arising from any such permitted alteration, the Tenant shall be solely obligated and responsible for, and shall pay all costs including attorneys fees and costs, associated with the immediate removal of such lien or encumbrance.

12. INSURANCE. During the Term, the Tenant shall, at its sole cost and expense, procure and maintain: (i) fire and extended coverage insurance covering the Property in an amount sufficient to replace any improvements situated thereon; (ii) commercial or comprehensive general liability insurance covering the Property in an amount of not less than One Million Dollars ($1,000,000.00) and covering for personal property damage and personal injury in an amount of not less than One Million Dollars ($1,000,000.00); and (iii) worker’s compensation insurance as required under the laws of the State of Oklahoma, which policies shall be in a form and issued by a company reasonably acceptable to the Landlord. Such insurance must be written on an “occurrence” as opposed to a “claims made” basis. Within ten (10) days after the Effective Date, and within thirty (30) days of the renewal date of such policy, the Tenant shall furnish to the Landlord a certificate of the insurer showing such insurance to be in force and showing the Landlord as an additional named insured on such policy and having a loss payable clause to both the Landlord and the Tenant. Such certificate must also evidence the issuer’s agreement to provide the Landlord with written notice at least thirty (30) days in advance of any cancellation, termination, amendment or modification to such insurance.

13. ASSIGNMENT. The Tenant shall not sell, pledge or otherwise encumber or grant a lien upon or against the Property or any interest in this Lease, and the Tenant shall not sublease all or any portion of the Property or assign any of its rights, or delegate any of its duties, obligations or responsibilities, under this Lease without the Landlord’s prior written consent, which consent may be withheld, conditioned or delayed at the Landlord’s sole discretion; provided, that the Tenant shall have the right to sublease all or part of the Property to any of its related entities or affiliates. Consent by the Landlord to any assignment or sublease shall not be deemed to be a consent to any subsequent assignment or sublease. Any encumbrance, assignment, sublease, or transfer, without the prior written consent of Landlord, whether voluntarily, by operation or law or otherwise, is void. The Tenant agrees that the Landlord may assign, sell or encumber all or any part of this Lease and the payments hereunder, and upon written notice, the Tenant shall unconditionally pay to such assignee all Rent and other sums due under or to become due under this Lease.

14. SUBORDINATION. The Tenant accepts this Lease subject and subordinate to any mortgage presently existing or hereafter arising upon any of the Property and to any renewal, extension or refinancing thereof, and the Tenant agrees that any such mortgagee or lien holder shall have the right at any time to subordinate such mortgage or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. The Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage or other lien now existing or hereafter placed upon all or any part of the Property, and the Tenant agrees within twenty (20) days after demand to execute and deliver any instrument subordinating this Lease or attorning to the holder of any such liens as the Landlord may request; provided, that the mortgagee agrees not to disturb the Tenant’s rights under this Lease. In the event the Tenant should fail to execute any subordination or other agreement promptly as requested, the Tenant hereby irrevocably appoints and constitutes the Landlord as its attorney-in-fact to execute such instrument in the Tenant’s name, which power is coupled with an interest and is irrevocable. The Tenant agrees to execute and deliver any certificate or statement certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), (ii) the expiration date of this Lease, (iii) the dates to which Rent and other charges payable under this Lease have been paid, (iv) the Tenant has accepted possession of the Property and that any improvements required by the terms of this Lease to be made by the Landlord have been completed to the satisfaction of the Tenant, (v) no Rent has been paid more than thirty (30) days in advance of its due date, (vi) the Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and (vii) such other matters as the Landlord or any mortgagee or lien holder shall reasonably require.

15. CASUALTY AND CONDEMNATION. If during the Term, the Property is materially damaged or destroyed by fire, wind, tornado or other casualty or of any actual or threatened condemnation or eminent domain by any entity or authority having such powers so as to render the Property unsuitable for occupancy, this Lease may be terminated by the Tenant upon written notice to the Landlord. Upon such termination, the Rent shall be prorated to the date of such casualty or taking. If the Property is only partially damaged or destroyed, the Landlord shall repair, replace and reconstruct the Property to the condition of the Property immediately preceding such casualty or taking, and Rent during such repair shall be abated on a proportionate basis. In the event of any such casualty or taking, all awards or payments related to or arising from such casualty or taking shall be the sole property of the Landlord, except that the Tenant shall be entitled to any award or payment made for reasonable damages to personal property owned by the Tenant, moving expenses and loss of the Tenant’s business.

16. MAINTENANCE AND REPAIRS. The Tenant shall be solely obligated and responsible for: (i) maintaining and repairing any and all parts of the Property; (ii) preventing and exterminating pests in and around the Property; (iii) maintaining any and all landscaping in and around the Property; and (iv) keeping the parking lot, sidewalks and entryways free and clear of all debris, snow and ice.

17. NO WARRANTIES. The Landlord makes no express or implied warranty of any kind whatsoever with respect to the Property, including, but not limited to, any warranty relating to the habitability of the Property. The Tenant hereby agrees that the Property is being leased “as is”, “where is” and “with all faults”, and that all risks as between the Landlord and the Tenant are to be borne by Tenant. The Tenant hereby acknowledges that the Tenant has inspected the Property, knows the condition of the Property and accepts the Property in its condition as of the Effective Date.

18. SIGNS. The Tenant shall have the right, at the Tenant’s sole cost and expense, to install, erect and maintain upon the Property any signs as the Tenant may from time to time deem necessary or appropriate; provided, that any and all signs and installation shall comply with any and all applicable ordinances, rules, regulations and laws and shall not permanently damage or injure the Property. Upon the expiration or termination of the Lease, the Tenant shall cause, at the Tenant’s sole cost and expense, all such signs to be immediately removed. If a sign is not immediately removed upon the expiration or termination of the Lease, the sign shall become the sole property of the Landlord, and the sign will, at the Landlord’s option, be removed and disposed of by the Landlord. In the event a sign is removed by the Landlord, the Tenant shall be solely obligated and responsible for, and shall promptly reimburse the Landlord for, the cost of the removal and disposal of any sign.

19. EVENTS OF DEFAULT. The occurrence of any of the following shall be an Event of Default under this Lease: (i) the Tenant’s failure to pay the Rent or any other amount to be paid by the Tenant to the Landlord under this Lease within ten (10) days after the payment or amount is due and owing; (ii) the Landlord or the Tenant materially breaches, defaults or fails to perform (except for payments of any amounts due to the Landlord under this Lease) any of the terms, conditions, covenants or agreements in this Lease within thirty (30) days after the breaching party receives written notice of such breach, default or failure from the non-breaching party; (iii) the Tenant abandons, deserts or vacates the Property for more than ninety (90) days within any twelve (12) month period; or (iv) the Tenant becomes insolvent. For purposes of this Lease, a party shall be considered insolvent if the party: (i) applies for or consents to the appointment of a receiver, trustee or liquidator of its assets or properties; (ii) admits in writing its inability to pay debts as the same mature or become due; (iii) makes a general assignment for the benefit of creditors; (iv) has any material part of its assets or properties placed in the hands of a receiver, trustee or other officer or representative of a court or of creditors; (v) is adjudged bankrupt or institutes any voluntary proceeding in insolvency or bankruptcy or for readjustment, extension or composition of debts or for any other relief of debtors; (vi) has any involuntary proceeding instituted against the party in insolvency or for readjustment, extension, or composition of debts, which proceeding is not dismissed within sixty (60) days after the filing of the commencement of the same; or (vii) has an entry by any court of a final judgment against the party or the institution of any levy, attachment, garnishment or charging order against the party. If a party is adjudged bankrupt, or a trustee in bankruptcy is appointed for a party, the Landlord and the Tenant, to the extent permitted by law, agree and covenant to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

20. REMEDIES. Upon the occurrence of any Event of Default, which is not cured within any applicable period, the non-breaching party shall be entitled to all rights and remedies allowed by law or equity. In addition, Landlord and the Tenant shall have the following rights and remedies, which may be pursued successively or cumulatively as the Landlord or the Tenant may elect without any notices or demands (which notices and demands are hereby waived) as a prerequisite to the exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.

20.1 Re-enter Property. The Landlord may re-enter the Property and cure any default of the Tenant, and upon demand, the Tenant shall immediately reimburse the Landlord for any and all costs and expenses incurred by the Landlord in curing any such as default. The Landlord shall not be liable to the Tenant for any loss or damage which the Tenant may sustain by reason of the Landlord’s action, regardless of whether caused by the Landlord’s negligence or otherwise.

20.2 Terminate Lease. The Landlord may terminate this Lease by giving written notice to the Tenant. This Lease shall terminate as of the date stated in such notice, and the Tenant shall have no further rights, duties, obligations or responsibilities under this Lease, except accrued payment obligations and those expressly provided to survive the expiration or termination of this Lease.

20.3 Terminate Right to Use. The Landlord may terminate the right of the Tenant to use and possess the Property without terminating this Lease by giving written notice to the Tenant that the Tenant’s right to use and possess shall terminate as of the date stated in such notice. If the Landlord terminates the Tenant’s right to use and possess the Property under this Section 20.3, the Landlord shall be entitled to recover from the Tenant all Rent accrued and unpaid for the period up to and including such termination date and all other amounts due to the Landlord including, but not limited to, any and all costs and expenses, court costs and attorneys’ fees incurred by the Landlord as a result of or connected with the Event of Default and in the enforcement of its rights and remedies under this Lease. Any termination of the Tenant’s right to use and possess the Property shall not release the Tenant, in whole or in part, from the Tenant’s duties, obligation and responsibilities under this Lease including, but not limited to, the payment of Rent and other amounts that may become due under this Lease for the remainder of the Term.

20.3.1 Reletting. The Landlord may relet all or any part of the Property for such time and upon such terms as the Landlord may determine. The Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant related to such reletting. The Landlord may make repairs, alterations and additions in or to the Property to the extent reasonably deemed necessary or desirable by the Landlord, and the Tenant shall pay to the Landlord any and all costs and expenses incurred by the Landlord in exercising it rights and reletting the Property under this Section 22.3. Any rents received by the Landlord from any such reletting shall be applied first to the payment of the expenses of re-entry, repairs, alterations and additions and of reletting and second, to the payment of Rent.

20.3.2 Excess from Reletting. Any excess amount shall operate only as an offsetting credit against the amount of Rent due and owing as the same becomes due and payable, and the use of such offset shall not give, or be deemed to give, the Tenant any right, title or interest in or to such excess. No actions by the Landlord under this Section 22.3 shall be construed as an eviction (constructive or otherwise) of Tenant or as an election by the Landlord to terminate this Lease or shall operate to release the Tenant in whole or in part from any of the Tenant’s duties, obligations or responsibilities under this Lease. The Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

20.4 Enforce Lease. The Landlord or the Tenant may enforce the provisions of this Lease and may enforce and protect their respective rights under this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained in this Lease, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from a party to the other.

20.5 Property Removed. All property of the Tenant removed from the Property by the Landlord under this Lease or applicable law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. The Tenant shall pay the Landlord for any and all expenses incurred by the Landlord related to the removal and storage of such property. All property not removed from the Property or retaken from the Landlord by the Tenant within thirty (30) days after the end of the Term or the termination of the Tenant’s right to use or possess the Property shall be conclusively deemed to have been conveyed by the Tenant to the Landlord as by bill of sale without further payment or credit by the Landlord to the Tenant.

21. INDEMINIFICATION. In addition to any other indemnification obligations of the Tenant under this Lease, the Tenant agrees and covenants to indemnify, defend, hold harmless, save, discharge and release the Landlord and its shareholders, partners, members, directors, managers, officers, employees, agents, successors and assigns from and against any payments, charges, judgments, assessments, losses, damages, liabilities, claims, demands, actions, penalties, fines or costs and expenses (including attorneys fees, costs, fees of experts and any legal or other expenses reasonably incurred in connection therewith) of any type or nature whatsoever arising from, based upon, related to or associated with any use, possession or occupancy of the Property by the Tenant or its shareholders, directors, employees, agents, licensees or invitees, except any such actions resulting from the negligence of, or failure to perform by, the Landlord. The indemnification obligations under this Section 21 shall survive the expiration or termination of this Lease for a period of two (2) years.

22. SURRENDER OF PROPERTY. The Tenant shall, upon the expiration or termination of this Lease, surrender possession of, vacate and deliver possession of the Property to the Landlord in good condition, reasonable wear and tear excepted.

23. HOLDOVER BY TENANT. Should the Tenant remain in possession of the Property after the natural expiration of the Term, a tenancy at will on a month-to-month basis shall be created between the Landlord and the Tenant which shall be subject to all terms and conditions hereof but shall be terminated on thirty (30) days written notice served by the Landlord or the Tenant to the other party.

24. ENTIRE AGREEMENT;AMENDMENT. This Lease and the exhibits and schedules attached hereto constitute the entire agreement between the Landlord and the Tenant with respect to the subject matter of this Lease and supersede any and all prior understandings, agreements or representations by or between the Landlord and the Tenant, whether written or oral, related in any way to the subject matter of this Lease. This Lease may be amended or modified only if done in writing and signed by the Landlord and the Tenant.

25. BINDING EFFECT. This Lease shall be binding upon, and shall inure to the benefit of, the Landlord, the Tenant and their respective successors and permitted assigns.

26. HEADINGS. The headings contained in this Lease are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Lease.

27. MULTIPLE COUNTERPARTS. This Lease may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

28. CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Lease shall be construed as if drafted by the Landlord and the Tenant, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Lease.

29. NOTICES. Any notices or other communications required or permitted to be given by this Lease must be (i) given in writing and (ii) personally delivered or mailed by prepaid mail or overnight courier, or by fax delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

To Landlord:	Caliber Development Company LLC
Attn: Jade Noles
14313 N. May Ave, Suite 100
Fax No.: (405) 848-8816

To Tenant:	Diamondback-Quantum LLC
Attn:
510 E. Memorial Rd., Suite B-2
Oklahoma City, OK 73114-2218
Fax No.: (405) 242-4081

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) on the day such notice or communication is faxed and the sender has received a confirmation of such fax. Any party may, for purposes of this Lease, change its address, fax number, or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant hereto.

30. SEVERABIITY. If any provision contained in this Lease shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained herein shall not be affected thereby.

31. WAIVER. Any waiver by any party of a breach of any provision of this Lease shall not operate as or be construed to be a waiver of any other breach of any other provision of this Lease. Failure by any party to insist upon strict adherence to any term of this Lease on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Lease. The terms and provisions of this Lease, whether individually or in their entirety, may only be waived in writing and signed by the party against whom or which the enforcement of such waiver is sought. No right, remedy or election given by any term of this Lease or made by a party hereto shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity.

32. PREVAILING PARTY. In the event that the Landlord or the Tenant brings any suit, action or proceeding against the other party for any reason arising from or related to this Lease, then the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney fees, arising from or related to the suit, action or proceeding.

33. PLURAL; GENDER. Words used in this Lease in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Lease shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Lease shall apply to such words when used in the other form where the context so permits and vice versa. Any and all exhibits and schedules described in this Lease are hereby incorporated by reference into this Lease and made a part of this Lease. Any reference in this Agreement shall mean the section number in this Agreement unless otherwise expressly stated.

34. TIME OF THE ESSENCE. The Landlord and the Tenant agrees that time is of the essence to this Lease and all of its terms and conditions.

35. GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Lease shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Landlord and the Tenant further agree that any dispute arising out of this Lease shall be decided by either the state or federal court in Oklahoma County, Oklahoma County, Oklahoma. The Landlord and the Tenant shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed and delivered this Lease as of the day and year first written above.

“LANDLORD”	CALIBER DEVELOPMENT COMPANY LLC

	By:	/s/ Jade Noles
	Name:	Jade Noles
	Title:	President

“TENANT”	DIAMONDBACK-QUANTUM LLC

	By:	/s/ Mickey Thompson
	Name:	Mickey Thompson
	Title:	C.E.O.

EXHIBIT “A”

PROPERTY DESCRIPTION

A tract of land lying in the Southeast Quarter (SE/4) of Section Fifteen (15), Township Eleven (11) North, Range Four (4) West of the Indian Meridian, Oklahoma County, Oklahoma, being more particularly described as follows:

Commencing at the Northeast corner of the Southeast Quarter of Section Fifteen (15), Township Eleven (11) North, Range Four (4) West of the Indian Meridian;

Thence South 89°32’59” West, along the North line of said Southeast Quarter, a distance of 1,493.52 feet to a center line of S. Thomas Road;

Thence South 00°16’21” East, along said center line, a distance of 765.88 feet to a point lying on a non-tangent curve;

Thence continuing along said centerline, along said non-tangent curve to the left, said curve having a radius of 225.00 feet (said curve being subtended by a Chord which bears South 30°04’50” East a distance of 223.69 feet) an arc distance of 234.11 feet;

Thence South 47°42’35”E, a distance of 60.00 feet to a point on the right-of-way line of said Thomas Road, said point also being the POINT OF BEGINNING;

Thence Northerly along said right-of-way line on a non-tangent curve to the left, said curve having a radius of 60.00 feet (said curve being subtended by a Chord which bears North 18°25’00” East a distance of 48.57 feet) an arc distance of 50.00 feet;

Thence North 84°32’36” East, a distance of 125.76 feet;

Thence South 13°19’31” West, a distance of 625.50 feet to a point lying on a non-tangent curve;

Thence along said non-tangent curve to the right, said curve having a radius of 603.29 feet (said curve being subtended by a Chord which bears North 66°09’12” West a distance of 250.40 feet) an arc distance of 252.23 feet;

Thence North 28°57’22” East a distance of 502.53 feet;

Thence North 47°42’35” West, a distance of 14.39 feet to the POINT OF BEGINNING.

Said tract of land contains an area of 103,126 square feet or 2.3674 acres, more or less.